Asset Purchase Agreement

                                      among

                          Brooks Well Servicing, Inc.,

                             JPF Lease Service, Inc.

                                       and

                      JPF Well Service, Inc., R. D. Nettle,

                        Pete Schweikhardt and Rick Talbot






                                 April 20, 1998

                                TABLE OF CONTENTS


ARTICLE 1 Purchase and Sale of Assets..........................................1
1.1      Purchase and Sale of the Assets.......................................1
1.2      Excluded Assets.......................................................2
1.3      Consideration for Assets..............................................2
1.4      Liabilities...........................................................3
1.5      Closing...............................................................3
1.6      Closing Deliveries....................................................3
1.6.1    Opinion of Buyer's Counsel............................................3
1.6.2    Opinion of Seller's Counsel...........................................4

ARTICLE II Representations and Warranties......................................4
2.1      Representations and Warranties of the Seller and the Shareholders.....4
2.1.1    Organization and Good Standing........................................4
2.1.2    Agreement Authorized and Effect on Other Obligations..................4
2.1.3    Contracts.............................................................5
2.1.4    Title to Assets.......................................................5
2.1.5    Licenses and Permits..................................................6
2.1.6    Intellectual Property.................................................6
2.1.7    Financial Statements..................................................6
2.1.8    Absence of Certain Changes and Events.................................6
         (a)      Financial Change.............................................6
         (b)      Property Damage..............................................6
         (c)      Waiver.......................................................6
         (d)      Change in Assets.............................................7
         (e)      Labor Disputes...............................................7
         (f)      Other Changes................................................7
2.1.9    Necessary Consents....................................................7
2.1.10   Environmental Matters.................................................7
2.1.11   No ERISA Plans or Labor Issues........................................8
 2.1.12  Investigations; Litigation............................................8
2.1.13   Absence of Certain Businesses Practices...............................8
2.1.14   Solvency..............................................................8
2.1.15   Finder's Fee..........................................................9
2.1.16   Taxes.................................................................9
2.2      Representations and Warranties of Buyer...............................9
2.2.1    Organization and Good Standing........................................9
2.2.2    Agreement Authorized and its Effect on Other Obligations..............9
2.2.3    Consents and Approvals...............................................10
2.2.4    Finder's Fee.........................................................10

ARTICLE III Additional Agreements.............................................10
3.1      Noncompetition.......................................................10
3.2      Hiring Employees.....................................................11
3.3      Allocation of Purchase Price.........................................11
3.4      Name Change..........................................................11
3.5      Related Asset Purchase...............................................12
3.6      Real Estate Purchase.................................................12

ARTICLE IV Indemnification....................................................12
4.1      Indemnification by the Seller and the Shareholders...................12
4.2      Indemnification by Buyer.............................................12
4.3      Indemnification Procedure............................................13

ARTICLE V Miscellaneous.......................................................13
5.1      Survival of Representations, Warranties and Covenants................13
5.2      Entirety.............................................................14
5.3      Counterparts.........................................................14
5.4      Notices and Waivers..................................................14
5.5      Captions.............................................................15
5.6      Successors and Assigns...............................................15
5.7      Severability.........................................................15
5.8      Applicable Law.......................................................15

                            Asset Purchase Agreement

This Asset Purchase Agreement (this "Agreement") is entered into as of April 20, 1998 among Brooks Well Servicing, Inc., a Delaware corporation (the "Buyer"), JPF Lease Service, Inc., a Texas corporation (the "Seller") and JPF Well
Service, Inc. (and Joe P. Freeman, its sole shareholder, to evidence his agreement to be subject to the provisions of Section 3.1 hereof), R.D. Nettle, Pete Schweikhardt and Rick Talbot (collectively, the "Shareholders").

                                   RECITATIONS

The Seller desires to sell substantially all of its assets, and Buyer desires to acquire such assets.

NOW,   THEREFORE,   in   consideration   of  the  premises  and  of  the  mutual
representations, warranties, covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                           Purchase and Sale of Assets

1.1 Purchase and Sale of the Assets. Subject to the terms and conditions set forth in this Agreement, the Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer effective as of 12:01 A.M. Texas time on the date of execution hereof (the "Closing Date"), all of the assets of the Seller existing on the Closing Date other than the Excluded Assets (defined below), whether real, personal, tangible or intangible, including, without limitation, the following assets owned by the Seller relating to or used or useful in the operation of the business as conducted by the Seller on and before the date hereof (the "Business") (all such assets being sold hereunder are referred to collectively herein as the "Assets"):

(a) all tangible personal property owned by Seller (such as machinery, equipment, leasehold improvements, furniture and fixtures, and vehicles), including, without limitation, that which is more fully described on
     Schedule 1.1(a) hereto (collectively, the "Tangible Personal Property");

(b) all of the inventory owned by Seller, including without limitation, that which is more fully described on Schedule 1.1(b) hereto (collectively, the "Inventory");


(c) all of the Seller's intangible assets (the "Intangibles"), including without limitation, (i) all of the Seller's rights to the names under which it is incorporated or under which they currently do business, (ii) all of the Seller's rights to any patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, and copyrights and written know-how, trade secrets, licenses and sublicenses and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") used or held in connection with the Business, including without limitation, that which is more fully described on Schedule 1.1(c) hereto, (iii) the Seller's telephone numbers, and (iv) the sales and promotional literature, computer software, customer and supplier lists and all other records of the Seller relating to the Assets or the Business, excluding the corporate minute books, accounting records, files, tax returns and other financial data on whatever media, relating to the Seller or the Shareholders or the Excluded Assets (the "Retained Records");

(d) all leases, subleases, contracts, contract rights, and agreements relating to the Assets or the operation of the Business, including, without limitation those listed on Schedule 1.1(d) hereto (collectively, the "Contracts");

(e) all of the permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, orders, licenses and other rights of every kind and character (collectively, the "Permits") relating principally to all or any of the Assets or to the operation of the Business, including, but not limited to, those that are more fully described on Schedule 1.1(e) hereto;

(f)  the goodwill and going concern value of the Business; and

(g) all other or additional privileges, rights, interests, properties and assets of the Seller of every kind and description and wherever located that are used in the Business or intended for use in the Business in connection with, or that are necessary for the continued conduct of, the Business.

1.2 Excluded Assets. The Assets shall not include the following (collectively, the "Excluded Assets"): (i) all of the Seller's accounts receivable and all other rights of the Seller to payment for services rendered by the Seller before Closing, it being understood that all of Seller's customers shall be billed on the Closing Date for services or materials provided through that date and that Buyer will forward any payment on such accounts received by it to Seller within five (5) business day of receipt; (ii) all cash accounts of the Seller and all petty cash of the Seller kept on hand for use in the Business; (iii) all other receivables and prepaid expenses, including all right, title and interest of the Seller in and to any prepaid expenses, bonds, deposits and other current assets relating to any of the Assets or the Businesses; (i) the Retained Records; (v) the cash consideration paid or payable by Buyer to Seller pursuant to Section
1.3 hereof; and (vi) any other assets described in Schedule 1.2 attached hereto.


1.3 Consideration for Assets. As consideration for the sale of the Assets to Buyer and for the other covenants and agreements of the Seller and the Shareholders contained herein, Buyer agrees to pay on the date of Closing, the sum of $925,000.00 to Seller by wire transfer of immediately available funds to an account designated by the Seller or by delivery of immediately available funds. In addition, within thirty (30) days following the Closing, Buyer will pay Seller an additional amount equal to the amounts paid by Seller for equipment purchases made by Seller after January 1, 1998, and before the date hereof which expand the capabilities of the Business and which are described on
Schedule 1.3 hereto.

1.4 Liabilities. Effective on the Closing Date, Buyer shall assume those, and only those, liabilities and obligations of the Seller to perform the Contracts described on Schedule 1.1(d) hereto to the extent that such Contracts have not been performed and are not in default on the date hereof (the "Assumed Liabilities"). On and after the date hereof, the Seller shall be responsible for any and all liabilities and obligations of the Seller other than the Assumed Liabilities, including, without limitation, (a) any obligations arising from the Seller's employment of those employees of the Seller listed on Schedule 3.2 hereto; (b) any liabilities arising from or relating to Seller's failure to be duly qualified or licensed to do business and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by Seller would make such qualification or licensing necessary; (c) any failure to pay any taxes owed by Seller which are applicable to the period ending with the date hereof; (d) any liabilities arising out of any matters listed on Schedule
2.1.12 hereto (collectively, the "Retained Liabilities"); and (e) any other liabilities resulting from Seller's operation of the Assets or conduct of its business before the date hereof.

1.5 Closing. The closing of the purchase and sale provided for hereunder (the "Closing") shall take place on the date hereof (the "Closing Date"), at the offices of Seller.

1.6 Closing Deliveries. At the Closing, in addition to the conveyances of the Assets to the Buyer in exchange for the Purchase Price: (i) the Buyer and Seller shall execute and deliver the Real Estate Purchase and Sale Agreement (the "Real Estate Agreement") required under section 3.6 hereof and (ii) Buyer and Seller will deliver to one another the opinions of counsel described below:


1.6.1 Opinion of Buyer's Counsel. The Seller shall have received a favorable opinion, dated as of the Closing Date, from Lynch, Chappell & Alsup, P.C., counsel for Buyer, in form and substance satisfactory to the Seller, to the effect that (i) Buyer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is qualified to do business in the State of Texas; (ii) all corporate proceedings required to be taken by or on the part of the Buyer to authorize the execution of this Agreement, the Real Estate Agreement and the implementation of the transactions contemplated hereby and thereby, have been taken; and (iii) this Agreement and the Real Estate Agreement have been duly executed and delivered by, and are the legal, valid and binding obligations of Buyer and are enforceable against Buyer in accordance with their terms, except as enforceability may be limited by (a) equitable principals of general applicability of (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. In rendering such opinion, such counsel may rely upon (x) certificates of public officials and of officers or Buyer as to the matters of fact and (y) the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to the Seller, as to matters other than federal or Texas law.

1.6.2 Opinion of Seller's Counsel. The Buyer shall have received a favorable opinion, dated as of the Closing Date, from Duckett, Bouligny & Collins, L.L.P., counsel to Seller and the Shareholders, in form and substance satisfactory to Buyer, to the effect that (i) Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas;
(ii) all proceedings required to be taken by or on the part of the Seller and the Shareholders to authorize the execution of this Agreement and the Real Estate Agreement and the implementation of the transactions contemplated hereby and thereby have been taken; (iii) the Seller owns all of the Assets free and clear of any Encumbrances other than those Encumbrances specifically listed and described on the Schedules to this Agreement; and (iv) this Agreement and the Real Estate Agreement have been duly executed and delivered by, and are the legal, valid and binding obligations of the Seller and the Shareholders and are enforceable against the Seller and the Shareholders in accordance with their respective terms, in each case, except as the enforceability may be limited by
(a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. In rendering such opinion, such counsel may rely upon (x) certificates of public officials and of officers of the Seller as to the matters of fact and (y) on the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to Buyer, as to matters other than federal or Texas law.

                                   ARTICLE II

                         Representations and Warranties

2.1 Representations and Warranties of the Seller and the Shareholders. The Seller and the Shareholders jointly and severally represent and warrant to Buyer as follows:

2.1.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and each Seller has full requisite corporate power and authority to carry on its businesses as it is currently conducted, and to own and operate the properties currently owned and operated by it. The nature and conduct of Seller's business does not require the Seller to be qualified to do business in any state other than Texas. The Shareholders own all of the issued and outstanding shares of the Seller's capital stock and have the sole right to vote the same.


2.1.2 Agreement Authorized and Effect on Other Obligations. The execution and delivery of this Agreement and all instruments to be executed by Seller hereunder have been authorized by all necessary corporate, shareholder and other action on the part of the Seller and the Shareholders, and this Agreement and all instruments to be executed by the Seller and the Shareholders hereunder are the valid and binding obligations of the Seller and the Shareholders enforceable (subject to normal equitable principals) against each of such parties in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The Seller and the Shareholders represent and warrant that the execution, delivery and performance of this Agreement and all instruments to be executed by the Seller hereunder and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the Articles of Incorporation or Bylaws (or other organizational documents) of the Seller, (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which the Seller or the Shareholders are a party or by which the Seller or the Shareholders or their respective properties are bound; or (iii) to the best of their knowledge, any provision of any law, rule, regulation, order, permits, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator or other governmental authority to which the Seller or the Shareholders or any of their respective properties are subject.

2.1.3 Contracts. Schedule 1.1(d) hereto sets forth a complete list of all contracts, including leases under which the Seller is lessor or lessee, which relate to the Assets and are to be performed in whole or in part after the date hereof. In addition, (a) all of the Contracts are in full force and effect, and constitute valid and binding obligations of the Seller, (b) the Seller is not, and no other party to any of the Contracts is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder, (c) no Contract has been entered into on terms which could reasonably be expected to have an adverse effect on the use of the Assets by Buyer, (d) neither the Seller nor the Shareholders have received any information which would cause any of such parties to conclude that any customer of the Seller will (or is likely to) cease doing business with Buyer (or its successors) as a result of the consummation of the transactions contemplated hereby.

2.1.4 Title to Assets. The Seller has good, indefeasible and marketable title to all of the Assets, free and clear of any Encumbrances (defined below). Except as set forth in Schedule 2.1.4 hereto, the Seller and the Shareholders represent and warrant that all of the Assets are (a) in a state of good repair, ordinary wear and tear excepted, (b) are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations and
(c) conform to all applicable laws governing their use. The Seller and Shareholders represent that no notice of any violation of any law, statute, ordinance or regulation relating to any of the Assets has been received by the Seller or the Shareholders, except such as have been fully complied with. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, taxes, privileges, equities, easements, rights of way, limitations, reservations, restrictions and other encumbrances of any kind or nature.

2.1.5 Licenses and Permits.  To the knowledge of the Seller or the Shareholders,
Schedule 1.1(e) hereto sets forth a complete list of all Permits necessary under law or otherwise for the operation, maintenance and use of the Assets in the manner in which they are now being operated, maintained and used; each of the Permits and the Seller's rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by the Seller; the Seller is in compliance in all material respects with the terms of each of the Permits; none of the Permits have been, or to the knowledge of the Seller or the Shareholders, are threatened to be, revoked, canceled, suspended or modified.

2.1.6 Intellectual Property. To the knowledge of the Seller or the Shareholders,
Schedule 1.1(c) hereto sets forth a complete list of all Intellectual Property material or necessary for the continued use of the Assets; the Intellectual Property is owned or licensed by the Seller free and clear of any Encumbrances; the Seller has not granted to any other person any license to use any Intellectual Property and, to the best of Seller's knowledge, use of the Intellectual Property will not, and the conduct of the Business did not, infringe, misappropriate or conflict with the intellectual property rights of others. Neither the Seller nor any of the Shareholders has received any notice of infringement, misappropriation or conflict with the intellectual property rights of others in connection with the use by Seller of the Intellectual Property.

2.1.7 Financial Statements. The Seller has delivered to Buyer a copy of Seller's unaudited statement of income for the eleven (11) month period ended November 30, 1997, a copy of which is attached hereto as Schedule 2.1.7 (the "Seller's Statement of Income"); the Seller's Statement of Income is true, correct and complete in all material respects and presents fairly and fully the income and expenses of the Seller as at the date and for the periods indicated thereon, and has been prepared in accordance with generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants ("GAAP") applied on a consistent basis, except as described on Schedule 2.1.7 hereto; and the Seller's Statement of Income includes all adjustments which are necessary for a fair presentation of the Seller's income and expenses for the period indicated.

2.1.8 Absence of Certain Changes and Events. Since November 30, 1997, there has not been:

(a) Financial Change. Any adverse change in the Assets, the Business or the financial condition, operations, liabilities or prospects of the Seller;

(b) Property Damage. Any damage, destruction, or loss to any of the Assets or the Business (whether or not covered by insurance);

(c) Waiver. Any waiver or release of a material right of or claim held by the Seller;


(d) Change in Assets. Any acquisition, disposition, transfer, encumbrance, mortgage, pledge or other encumbrance of any asset of the Seller other than in the ordinary course of business;

(e)  Labor Disputes. Any labor disputes between the Seller and its employees; or

(f) Other Changes. Any other event or condition known to the Seller or the Shareholders that particularly pertains to and has or might have an adverse effect on the Assets, the operations of the Business or the financial condition or prospects of the Seller.

2.1.9 Necessary Consents. The Seller has obtained and delivered to Buyer all consents to assignment or waivers thereof required to be obtained from any governmental authority or from any other third party in order to validly transfer the Assets hereunder.


2.1.10 Environmental Matters. None of the current or past operations of the Business or any of the Assets are being or have been conducted or used in such a manner as to constitute a violation of any Environmental Law (defined below); neither the Seller nor any of the Shareholders has received any notice (whether formal or informal, written or oral) from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to violations of any Environmental Law or regarding any claims for remedial obligations or contribution for removal costs or damages under any Environmental Law; there are no writs, injunction decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or, to the knowledge of the Seller or the Shareholders, threatened relating to the ownership, use, maintenance or operation of the Assets or the conduct of the Business, nor, to the knowledge of the Seller or the Shareholders, is there any basis for any of the foregoing; Buyer is not required to obtain any permits, licenses or similar authorizations pursuant to any Environmental Law in effect as of the date hereof to operate and use any of the Assets for their current or proposed purposes and uses; to the knowledge of the Seller or the Shareholders, the Assets include all environmental and pollution control equipment necessary for compliance with applicable Environmental Law; except as described in
Schedule 2.1.10 hereto, no Hazardous Materials (defined below) have been or are currently being used by the Seller in the operation of the Assets; no Hazardous Materials are or have ever been situated on or under any of the Seller's properties, whether owned or leased, or incorporated into any of the Assets; to the knowledge of the Seller or the Shareholders, there are no, and there have never been any, underground storage tanks (as defined under Environmental Law) located under any of the Seller's properties, whether owned or leased; and there are no environmental conditions or circumstances, including the presence or release of any Hazardous Materials, on any property presently or previously owned or leased by the Seller, or on any property on which Hazardous Materials generated by the Seller's operations or the use of the Assets were disposed of, which would result in an adverse change in the Business or business prospects of the Seller. The term "Environmental Law" means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and other legally enforceable requirements (including, without limitation, common law) of the United states, or any state, regional, city, local, municipal or other governmental authority or quasi-governmental authority, regulating, relating to, or imposing environmental standards of conduct concerning protection of the environment or human health, or employee health and safety as from time to time has been or is now in effect. The term "Hazardous Materials" means (x) asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, radon gas, petroleum, oil, solid waste, pollutants and contaminants, and (y) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Environmental Law.

2.1.11 No ERISA Plans or Labor Issues. No employee benefit plan of the Seller, whether or not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, will by its terms or applicable law, become binding upon or an obligation of Buyer; (b) the Seller has not engaged in any unfair labor practices which could reasonably be expected to result in an adverse effect on the Assets; (c) the Seller does not have any dispute with any of its existing or former employees, and (d) there are no labor disputes or, to the knowledge of the Seller or the Shareholders, any disputes threatened by current or former employees of the Seller.

2.1.12 Investigations; Litigation. No investigation or review by any governmental entity with respect to the Seller or any of the transactions contemplated by this Agreement is pending or threatened, nor has any governmental entity indicated to the Seller or any of the Shareholders an intention to conduct the same; and there is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending to which the Seller or any of the Shareholders is a party or, to the knowledge of the Seller or the Shareholders, might become a party or which would adversely affect the Assets or the Buyer's future conduct of the Business, except as set forth on the Schedule 2.1.12 hereto.

2.1.13 Absence of Certain Businesses Practices. Neither the Seller, the Shareholders, nor any officer, employee or agent of the Seller, or any other person acting on behalf of the Seller or the Shareholders, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the profitable conduct of the Business or the profitable use of the Assets (or to assist the Seller in connection with any actual or proposed transaction) which if not given in the past, might have had an adverse effect on the profitable conduct of the Business or the profitable use of the Assets, or if not continued in the future, might adversely affect the profitable conduct of the Business or the profitable use of the Assets.


2.1.14 Solvency. The Seller is not presently insolvent, nor will the Seller be rendered insolvent by the occurrence of the transactions contemplated by this Agreement. The term "insolvent," with respect to the Seller, means that the sum of the present fair and saleable value of the Seller's assets does not and will not exceed its debts and other probable liabilities, and the term "debts" includes any legal liability whether matured or unmatured, liquidated or unliquidated, absolute fixed or contingent, disputed or undisputed or secured or unsecured.

2.1.15 Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller, the Shareholders and their counsel directly with Buyer and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payment.

2.1.16 Taxes. All federal, state and local taxes assessed or assessable against the Assets for periods prior to January 1, 1998 have been paid by Seller and the Assets will be conveyed to Buyer free and clear of any such taxes or claims therefor. All taxes assessed against the Assets for the period commencing January 1, 1998 will be prorated through the Closing Date (based on 1997 assessed values) with Seller paying to Buyer at Closing an amount equal to the portion of such taxes applicable to the period between January 1, 1998 and the Closing Date. Buyer shall be responsible for the payment of any sales taxes due as a result of the sale of the Assets by Seller to Buyer.

2.2 Representations and Warranties of Buyer. Buyer represents and warrants to the Seller and the Shareholder as follows:

2.2.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its businesses as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do businesses and is in good standing as a foreign corporation authorized to do business in the State of Texas.

2.2.2 Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and this Agreement is a valid and binding obligation of Buyer enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by Buyer will not conflict with or result in a violation or breach of any term or provision of, or constitute a default under
(a) the Certificate of Incorporation or Bylaws of Buyer or (b) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Buyer or any of its property is bound.


2.2.3 Consents and Approvals. No consent, approval or authorization of, or filing of a registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Buyer in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

2.2.4 Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and its counsel directly with the Seller and the Shareholders and their counsel, without the intervention by any other person as the result of any act of Buyer in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payments.


                                   ARTICLE III

                              Additional Agreements


3.1 Noncompetition. Except as set forth below or as otherwise consented to or approved in writing by Buyer, the Seller and each of the Shareholders (and Joe
P. Freeman, the sole shareholder of JPF Well Service, Inc.) agree that for a period of 60 months following the date hereof, such party will not, directly or indirectly, acting alone or as a member of a partnership or as an officer, director, employee, consultant, representative, a holder of, or investor in as much as 3% of any security of any class of any corporation or other business entity (a) engage in any business in competition with the business or businesses conducted by the Seller on or before the date hereof or by Buyer (or Buyer's affiliates) on or after the date hereof, or in any service business the services of which were provided and marketed by the Seller on or before the date hereof or by Buyer (or Buyer'

s affiliates) on or after the date hereof in the following
counties in the state of Texas: Aransas, Austin, Bastrop, Bee Bell, Brazoria, Brazos, Burleson, Caldwell, Calhoun, Colorado, DeWitt, Falls, Fayette, Fort Bend, Goliad, Grimes, Guadalupe, Gonzales, Harris, Jackson, Karnes, Lavaca, Lee, Leon, Limestone, Matagora, Madison, McLennan, Milam, Montgomery, Nueces, Refugio, Robertson, San Patricio, Travis, Victoria, Walker, Waller, Washington, Wharton, and Williamson, ; (b) request any present customers or suppliers of the Seller or any customers of Buyer (or Buyer's affiliates) to curtail or cancel their business with Buyer (or Buyer's affiliates); (c) disclose to any person, firm or corporation any trade, technical or technological secrets of Buyer (or Buyer's affiliates) or of the Seller or any details of their organization or business affairs or (d) induce or actively attempt to influence any employee of Buyer (or Buyer's affiliates) to terminate his or her employment. The Seller and each of the Shareholders agree that if either the length of time or geographical area as set forth in this Section 3.1 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section
3.1 are in addition to any other obligations that the Seller and the Shareholders may have under the laws of any state requiring a corporation selling its assets (or a shareholder of such corporation) to limit its activities so that the goodwill and business relations being transferred with such assets will not be materially impaired. The Seller and the Shareholders further agree and acknowledge that Buyer does not have any adequate remedy at law for the breach or threatened breach by the Seller or the Shareholders of the covenants contained in this Section 3.1, and agree that Buyer may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin the Seller or the Shareholders from such breach or threatened breach. If any provisions of this Section 3.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. The Seller and the Shareholders acknowledge that the covenants set forth in this
Section 3.1 are being executed and delivered by such party in  consideration  of
(i) the covenants of Buyer contained in this Agreement, (ii) additional consideration in the amount of $375,000 payable by Buyer on the date hereof by wire transfer of immediately available funds to the Seller and the Shareholders, in those amounts and to those accounts specified in Schedule 3.1 hereto and
(iii) for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged.

Notwithstanding anything to the contrary stated in this Section 3.1, (i) the conduct by the business entities listed in Schedule 3.1 hereto of the activities set forth opposite such entities' names (the "Permitted Business") shall not be a violation by Joe P. Freeman and the individual Shareholders of clause (a) of this Section 3.1 and (ii) the solicitation by the business entities listed in
Schedule 3.1 hereto of any present customer or supplier of the Seller or any customers of Buyer (or Buyer's Affiliates) in connection with the conduct of their Permitted Business, but only their Permitted Business and not the business sold hereunder, shall not be a violation by Joe P. Freeman and the individual Shareholders of clause (b) of this Section 3.1.

3.2 Hiring Employees. Schedule 3.2 hereto is a complete and accurate listing of all employees of the Seller who devote their full time in the operation of the Assets and the conduct of the Business (the "Employees"). Effective as of the date of Closing, substantially all of the Employees shall be offered employment by Buyer, subject to such Employees meeting Buyer's standard employment eligibility requirements. Buyer shall have no liability or obligation with respect to any employee benefits of any Employee except those benefits that accrue pursuant to such Employees' employment with Buyer on or after the date hereof. The Seller and the Shareholders shall cooperate with Buyer in connection with any offer of employment from Buyer to the Employees and use its best efforts to cause the acceptance of any and all such offers.

3.3 Allocation of Purchase Price. The parties hereto agree to allocate the Purchase Price payable by Buyer for the Assets hereunder as set forth on
Schedule 3.3 hereto, and shall report this transaction for federal income tax purposes in accordance with the allocation so agreed upon. The parties hereto for themselves and for their respective successors and assigns covenant and agree that they will file coordinating Form 8594's in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, with their respective income tax returns for the taxable year that includes the date hereof.


3.4 Name Change. The Seller and the Shareholders shall, within ten (10) days from the date of Closing, cause to be filed with the Secretary of State of Texas an amendment to the Articles of Incorporation of the Seller changing the names of the Seller from its current name to a name that is not similar to such name. The Seller and the Shareholders shall, within five (5) days from the date of its receipt of confirmation of such filings from the Secretary of State of Texas, cause to be delivered to Buyer a copy of such confirmation.

3.5 Related Asset Purchase. Concurrent with the execution and delivery hereof, Buyer, JPF Well Service, Inc. and Joe P. Freeman shall have entered into (and consummated the transactions contemplated by) a binding agreement pursuant to which JPF Well Service, Inc. will have conveyed to Buyer substantially all of its assets (the "JPF Well Service Transaction"). The consummation of the transaction contemplated by this Agreement is expressly conditioned upon the consummation of the JPF Well Service Transaction.

3.6 Real Estate Purchase. Concurrent with the execution and delivery hereof, Seller shall have entered into (and consummated the transactions contemplated by) a binding agreement pursuant to which Seller will have conveyed to Buyer the real property described in Schedule 3.5 hereto (the "Real Estate Transaction"). The consummation of the transaction contemplated by this Agreement is expressly conditioned upon the consummation of the Real Estate Transaction.


                                   ARTICLE IV

                                 Indemnification

4.1 Indemnification by the Seller and the Shareholders. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, the Seller and each of the Shareholders shall, jointly and severally, indemnify, defend and hold harmless Buyer and its officers, directors, employees, agents and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") that such indemnitee shall incur or suffer, which arise, result from or relate to (a) any material breach of, or failure by the Seller or any of the Shareholders to perform, their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by the Seller or the Shareholders under this Agreement; and (b) the Retained Liabilities.

4.2 Indemnification by Buyer. In addition to any other remedies available to the Seller or the Shareholders under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless the Seller and its officers, directors, employees, agents and stockholders and each of the Shareholders against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to (a) any material breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to the Seller or the Shareholders by or on behalf of Buyer under this Agreement and (b) the Assumed Liabilities.


4.3 Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Section 4.1 or 4.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of an indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligation hereunder to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article IV, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of an indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligation hereunder to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed.

                                    ARTICLE V

                                  Miscellaneous

5.1 Survival of Representations, Warranties and Covenants. All representations and warranties made by the parties hereto shall survive indefinitely without limitation, notwithstanding any investigation made on the part of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive indefinitely without limitation, notwithstanding any investigations made by any party hereto or on its behalf. All covenants and agreements contained herein shall survive as provided herein.

5.2 Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

5.3 Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

5.4 Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested:

                                   If to Buyer
--------------------------------------------------------------------------------

Addressed to:                                    With a copy to:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Brooks Well Servicing, Inc.                      Lynch, Chappell & Alsup, P.C.
Two Tower Center, 20th Floor                     300 N. Marienfeld, Suite 700
East Brunswick, New Jersey 08816                 Midland, Texas 79701
Attn: General Counsel                            Attn: James M. Alsup, Esq.
Facsimile:  (908) 247-5148                       Facsimile: (915) 683-2587
--------------------------------------------------------------------------------


                      If to the Seller or the Shareholders

--------------------------------------------------------------------------------

Addressed to:                                With a copy to:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Mr. Joe P. Freeman                           Duckett, Bouligny & Collins, L.L.P.
JPF Lease Service, Inc.                      207 West Jackson
Highway 59 South                             P. O. Box 1567
El Campo, Texas 77435                        El Campo, Texas 77437
Facsimile: (409) 543-8361                    Attn: Randy M. Clapp, Esq.
                                             Facsimile: (409) 543-9516
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the fifth (5th) businesses day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal businesses hours on any businesses day.

5.5 Captions. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

5.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

5.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Texas.


                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Shareholders have executed this Agreement and the other parties hereto have caused this Agreement to be executed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.

BUYER:

BROOKS WELL SERVICING, INC.
a Delaware corporation


By:
   Jimmy Chasteen, President


SELLER:

JPF LEASE SERVICE, INC.


By:
   Joe P. Freeman, President


SHAREHOLDERS:

JPF WELL SERVICE, INC.


By:__________________________________________
   Joe P. Freeman, President


   ___________________________________________
   R. D. Nettle

   __________________________________________
   Pete Schweikhardt


   ___________________________________________
   Rick Talbot




______________________________________________________________
Joe P. Freeman (to evidence his agreement to be bound by the provisions of Section 3.1 hereof)